EXHIBIT 10.1

                                January 17, 2003



America  Online,  Inc.
22000  AOL  Way
Dulles,  Virginia  20166
Attention:  General  Counsel

       Re:     Amendment to Waiver of Rights under Restructuring Agreement
               -----------------------------------------------------------

Ladies  and  Gentlemen:

     This letter agreement sets forth our agreement and understanding regarding the waiver of certain rights by America Online, Inc. ("AOL") under the Restructuring and Note Agreement, dated September 19, 2001 (the "Restructuring Agreement"), between AOL and Talk America Holdings Inc. ("Talk") as that agreement was amended pursuant to a letter agreement dated December 23, 2002, regarding the Amendment and Waiver of Rights under Restructuring Agreement (the "Prior Waiver").

     A.  WAIVERS
     --  -------

     From  and  after  the  date  of  this  letter  agreement,

     (i) the definition of "Stock Buy Back" in Section B.1 shall be amended to read in its entirety as follows:

          "Stock Buy Back" means the purchase or other acquisition by Talk (other than purchases or acquisitions from AOL) with cash of shares of the common stock (the "Common Stock") of Talk, in either the open market or privately.

     (ii) the waiver set forth in Section B.2 of the Prior Waiver shall be as set forth below:

          2. Section 5.11. Pursuant to Section 5.11 of the Restructuring Agreement, subject to certain exceptions, Talk is prohibited from declaring or making any payment or distribution of any kind with respect to any of its equity interests, whether as a dividend, return of capital, redemption, repurchase or otherwise. AOL hereby agrees to waive until September 30, 2003 this prohibition solely with respect to the Stock Buy Back provided that (i) Talk purchases the Common Stock at or below the market price for such Common Stock, (ii) the aggregate cash payment amounts made by Talk with respect to both the Note Buy

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               Back  and  the  Stock Buy Back together do not exceed $10,000,000 and (iii) for every share of Common Stock purchased by Talk through the Stock Buy Back, Talk shall promptly, but in no event later than 3 business days following such Stock Buy Back, (x) if AOL holds shares of Common Stock at the time of any such Stock
               Buy Back, purchase one share of Common Stock from AOL at the greater of the price per share paid in the Stock Buy Back and the closing price on NASDAQ on the previous day as reported by The Wall Street Journal or (y) if AOL does not hold any shares of Common Stock at the time of any such Stock Buy Back, for every dollar paid by Talk to purchase Common Stock through the Stock Buy Back, Talk shall promptly, but in no event later than 3 business days following such Stock Buy Back, prepay $1.00 of the principal amount of the outstanding Convertible Notes. AOL shall determine in its sole discretion which shares of Common Stock shall be purchased from AOL pursuant to clause (iii)(x) of the previous sentence.

     B.  OTHER  AGREEMENTS.
     --  -----------------

          1. Limited Effect. Except as expressly set forth herein, the execution, delivery and effectiveness of this letter agreement shall not (a) operate as a waiver of any right, power or remedy of AOL under any Transaction Document (as defined in the Restructuring Agreement),
          (b) constitute a waiver or amendment of any provisions of any Transaction Document or (c) operate as a waiver or amendment of any right, power or remedy of AOL under the Prior Waiver. Except as expressly modified herein, all of the provisions and covenants of the Transaction Documents and the Prior Waiver are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed. Any waivers by AOL are limited to the circumstances described in this letter and will not be deemed to be a waiver of any other provision of the Restructuring Agreement or the Prior Waiver, or a waiver of AOL's rights under Section 5.3 or Section 5.11 under any other circumstances. The Company hereby expressly acknowledges that failure by AOL to enforce its rights under Section 5.3 or Section 5.11 of the Restructuring Agreement in this instance or in the past does not entitle the Company to any such waiver under this or any other section of the Restructuring Agreement in the future.

          3. Representations and Warranties. Talk hereby represents and warrants that no Default or Event of Default exists as of the date hereof, both before and after giving effect to the provisions hereof.

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     If  you  are  in agreement with the foregoing, please so confirm by signing the enclosed copy of this letter as provided below and returning the signed copy to us, whereupon this letter agreement shall be a binding agreement between us. This letter may be executed in counterparts, each of which shall be deemed an original with the same effect as if the signatures were on the same instrument.


                              Very  truly  yours,

                              TALK  AMERICA  HOLDINGS,  INC.


                              By:  /s/  Aloysius  T.  Lawn  IV
                                   -----------------------------
                                   Name:  Aloysius  T.  Lawn  IV
                                   Title:  EVP-General  Counsel


     The undersigned, America Online, Inc., hereby acknowledges the foregoing letter and consents and agrees to its terms.

AMERICA  ONLINE,  INC.


By:    /s/  Lynda  Clarizio
       ----------------------
Name:  Lynda  Clarizio
Title: Senior  Vice  President
Date:  January  17,  2003

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